July 15, 2005

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive

Suite 1300

Vienna, VA 22182

Roth Capital Partners, LLC

24 Corporate Plaza Drive

Newport Beach, CA 92660

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and/or director of Echo Healthcare Acquisition Corp. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.           If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote: (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by him, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

2.           In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares acquired in or after the IPO (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company, pro rata with the other directors of the Company based on the number of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

3.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business or any real property or related assets the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, but subject, in each case, to any pre-existing fiduciary obligations the undersigned might have.

4.            The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

5.            Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and Windy City, Inc. (“Related Party”) shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.

6.            Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.            The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.            The undersigned agrees to be the President and Secretary of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Roth Capital and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Roth Capital and annexed as Exhibit B hereto is true and accurate in all respects. dersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.            The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the President and Secretary of the Company.

10.            The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Roth Capital and its legal representatives or agents (including any investigative search firm retained by Roth Capital) any information they may have about the undersigned’s background and finances (“Information”). Neither Roth Capital nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.            As used herein, (i) a “Business Combination” shall mean an acquisition by the Company by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets, one or more domestic or international assets or an operating business in the healthcare industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

12.            The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

By: /s/ Joel S. Kanter_______________
Name: Joel S. Kanter Title: President and Secretary

Exhibit A

Joel Kanter, President, Secretary and Director

•	Over 18 years experience in the healthcare industry;
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Chief Executive Officer and President, from 1995 to 1999, of Walnut Financial Services, Inc. (formerly listed on the Nasdaq), a provider of equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and later stage institutional financing to more mature enterprises. Ventures financed through Walnut Financial Services, Inc. include Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), one of the country’s largest nursing home companies (GranCare), and one of the country’s largest institutional pharmacy companies (Vitalink Pharmacy Services, Inc.);

•

In 2000, formed the blank check acquisition company, Sovereign Medical Acquisition Co., raising $9 million from private investors, and acquired HealthMont Inc., an operator of community hospitals, which was subsequently acquired by SunLink Health Systems, Inc.;

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In 1995, Mr. Kanter, formed an acquisition company named Healthcare Acquisition Corp. and raised approximately $10.3 million from public investors. In 1997, it acquired, through a reverse merger, Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world;

•	Member of the board of directors of Encore Medical Corporation since 1997;
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Member of the board of directors of I-Flow Corporation (Nasdaq:IFLO), a company that designs, develops, manufactures and markets technically advanced, low-cost ambulatory drug delivery systems to provide life enhancing, cost effective solutions for pain management and infusion therapy for use in hospitals and other settings, including free-standing surgery centers and physicians’ offices, since 1991;

•

Member of the board of directors of Logic Devices, Inc. (Nasdaq:LOGC), a company that develops and markets high-performance digital integrated circuits that address the requirements of original equipment manufacturers to provide high-speed electronic computation and storage in digital signal processing, video image processing, and telecommunications applications, since 2002;

•

Member of the board of directors of Magna-Lab, Inc. (OTCBB:MAGLA.OB, formerly listed on Nasdaq), a company that had been focused on the pre-revenue development and commercialization of disposable medical devices designed to enhance the effectiveness of magnetic resonance imaging in detection and diagnosis of heart disease, since 1998;

•	Member of the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations, since 2004;
•	Member of the board of directors of Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems, since 2004;
•	Member of the board of directors BioHorizons Implant Systems, Inc., a provider of dental implants and related products, since 2002;

•	Member of the board of directors Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology, since 1999;
•	Member of the board of directors Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians, since 1999;
•	Member of the board of directors of David Braun Productions, Inc., a provider of children’s television programs, since 1998;
•	President of Windy City, Inc., a privately held investment firm, since 1986;
•	President of Chicago Advisory Group, Inc., a privately held private equity financing and consulting company since its inception in 1999; and
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Managing Director of The Investors’ Washington Service, an investment advisory firm specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets, from its formation in 1985 to its sale in 1986 to Government Consulting Company.

Mr. Kanter, our President and Secretary, has served as President of Windy City, Inc., a privately-held investment firm, since 1986. Mr. Kanter has also served as President of Chicago Advisory Group, Inc., a privately-held private equity financing and consulting company since its inception in 1999. From 1995 to 1999, Mr. Kanter served as the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company (formerly listed on Nasdaq). Walnut Financial’s primary business focus was the provision of different forms of financing to small businesses. Walnut Financial accomplished this objective by providing equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and by providing later stage institutional financing to more mature enterprises through an institutional fund it ran for the Teachers Retirement System of Illinois. Over the course of its 13 year history, Walnut Financial provided financing to over 300 companies, including many that became well known ventures including Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), what became the country’s fifth largest nursing home company (GranCare), and the third largest U.S. institutional pharmacy company (Vitalink Pharmacy Services, Inc.). Walnut Financial was acquired by THCG, Inc. in 1999 in a transaction that ultimately provided approximately $300 million in market value to the shareholders. From 1985 through 1986, Mr. Kanter served as Managing Director of The Investors' Washington Service, an investment advisory company specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets. Clients included Amoco Oil, AT&T, Bankers Trust, Chase Manhattan Bank, General Motors and J.C. Penney. Mr. Kanter serves on the Board of Directors of several public companies including Encore Medical Corporation (Nasdaq: ENMC), I-Flow Corporation (Nasdaq:IFLO), Logic Devices, Inc. (Nasdaq:LOGC) Magna- Lab, Inc. (OTC Bulletin Board:MAGLA.OB) Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems; and Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations. Mr. Kanter also serves on the board of directors of several private companies, including BioHorizons Implant Systems, Inc., a provider of dental implants and related products; Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Modigene Inc., a life sciences company that is developing technology to extend the life of proteins; MathMastery, Inc., a company that develops homework help products for the educational market; and Prescient Medical, Inc. an early stage company seeking methods to identify and treat vulnerable plaque in cardiology patients. He is the past President of the Board of Trustees of The Langley School in McLean Virginia and a current Trustee at the Georgetown Day School in Washington, D.C. Mr. Kanter graduated from Tulane University in 1978 with a Bachelor of Science in Psychology and a Bachelor of Arts in Political Science.